Exhibit 99.1

Filed by AgeX Therapeutics, Inc.

Pursuant to Rule 425 under the

Securities Act of 1933, as amended,

and deemed filed pursuant to Rule 14a-12

of the Securities Exchange Act of 1934, as amended

Subject Company:

AgeX Therapeutics, Inc.

(Commission File No. 001-38519)

Serina Therapeutics Announces POZ Polymer Technology License Agreement with Pfizer

●	Provides access to Serina POZ polymer technology for potential use in lipid nanoparticle (LNP) formulations

HUNTSVILLE, AL - November 17, 2023 (GlobeNews Wire) - Serina Therapeutics, Inc. (Serina), a privately held, clinical stage biotechnology company focused on developing its proprietary POZ Platform TM drug delivery technology, including POZ lipid nanoparticle (LNP) delivery systems for RNA-based therapeutics, today announced Serina has entered into a License Agreement under which Pfizer Inc. will license, on a non-exclusive basis, Serina’s POZ polymer technology.

“We are excited about the license to Pfizer for its use of the POZ polymer technology in initial research and development activities,” stated Dr. Milton Harris, Executive Board Chair at Serina Therapeutics. “The license agreement represents an important milestone for Serina.”

About Serina Therapeutics

Serina is a clinical-stage biotechnology company developing a pipeline of wholly owned drug product candidates to treat neurological diseases and pain. Serina’s POZ PlatformTM delivery technology is engineered to provide greater control in drug loading and more precision in the rate of release of attached drugs, enabling the potential of challenging small molecules, while addressing the limitations of PEG (polyethylene glycol) and other biocompatible polymers. Our POZ PlatformTM partners are at the forefront in advancing LNP delivery technology to develop novel RNA therapeutics. Serina is headquartered in Huntsville, Alabama on the campus of the HudsonAlpha Institute of Biotechnology. For more information, please visit https://serinatherapeutics.com.

Serina Disclosure Notice

This release contains forward-looking statements about the potential of Serina’s POZ polymer technology and LNP technology and the license agreement with Pfizer, that involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Risks and uncertainties include, among other things, the uncertainties inherent in research and development, including the ability to meet anticipated clinical endpoints, commencement and/or completion dates for clinical trials, regulatory submission dates, regulatory approval dates and/or launch dates, as well as the possibility of unfavorable new clinical data and further analyses of existing clinical data; the risk that clinical trial data are subject to differing interpretations and assessments by regulatory authorities; whether regulatory authorities will be satisfied with the design of and results from our clinical studies; whether and when any applications may be filed for any drug or vaccine candidates in any jurisdictions; whether and when regulatory authorities may approve any potential applications that may be filed for any drug or vaccine candidates in any jurisdictions, which will depend on a myriad of factors, including making a determination as to whether the product’s benefits outweigh its known risks and determination of the product’s efficacy and, if approved, whether any such drug or vaccine candidates will be commercially successful; decisions by regulatory authorities impacting labeling, manufacturing processes, safety and/or other matters that could affect the availability or commercial potential of any drug or vaccine candidates; whether the agreement between Serina and Pfizer will be successful; Serina’s ability to consummate the proposed merger of Serina with a wholly-owned subsidiary of AgeX Therapeutics, Inc. (NYSE American: AGE) (“AgeX”); uncertainties regarding the impact of COVID-19 on Serina’s business, operations and financial results; and competitive developments. The information contained in this release is as of the date hereof, and Serina assumes no obligation to update forward-looking statements contained in this release as the result of new information or future events or developments.

Additional Information and Where to Find It

In connection with the proposed merger transaction between Serina and AgeX, AgeX filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 on November 14, 2023 (the “Form S-4”). The Form S-4 contains a preliminary proxy statement/prospectus of AgeX and a preliminary information statement of Serina (the “Preliminary Proxy Statement/Prospectus/Information Statement”). The Preliminary Proxy Statement/Prospectus/Information Statement is not final and may be further amended. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THESE MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT AGEX, SERINA AND THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and stockholders will be able to obtain free copies of the Form S-4 and other documents filed by AgeX with the SEC (as they become available) through the website maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the Form S-4 and other documents filed by AgeX with the SEC by contacting Andrea Park at AgeX by email at information@agexinc.com. Investors and stockholders are urged to read the Form S-4, including the proxy statement/prospectus contained therein, and the other relevant materials as they become available before making any voting or investment decision with respect to the proposed merger transaction.

Participants in the Solicitation

Serina and AgeX, and each of their respective directors and executive officers and certain of their other members of management and employees, may be deemed to be participants in the solicitation of proxies in connection with the proposed merger transaction. Information about AgeX’s directors and executive officers is included in AgeX’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 31, 2023, in the proxy statement for AgeX’s 2022 annual meeting of stockholders, filed with the SEC on November 2, 2022, and in AgeX’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2023, filed with the SEC on November 14, 2023. Additional information regarding these persons and their interests in the transaction is included in the Preliminary Proxy Statement/Prospectus/Information Statement included in the Form S-4 relating to the transaction that was initially filed with the SEC on November 14, 2023. These documents can be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This communication relates to a proposed merger transaction between AgeX and Serina. This communication is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, in any jurisdiction, pursuant to the proposed merger transaction or otherwise, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this communication in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Serina Therapeutics Contact:

Steve Ledger

Chief Financial Officer

(256) 327-9630

investor.relations@serinatherapeutics.com